CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of 4303, Inc., for the Quarter Ending March 31, 2006, I, Michael Raleigh, Chief Executive Officer and Chief Financial Officer of 4303, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such Quarterly Report on Form 10-QSB for the period ending March 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such Quarterly Report on Form 10-QSB for the period ended March 31, 2006, fairly represents in all material respects, the financial condition and results of operations of 4303, Inc.

Dated: May 16, 2006

4303, INC.

By:	/s/ Michael Raleigh Chief Executive Officer and Chief Financial Officer